Exhibit 10.37

TRADEMARK ASSIGNMENT

THIS ASSIGNMENT OF TRADEMARKS (this “Assignment”) is made as of the 1st day of January, 2006, by and among Westwood-Squibb Pharmaceuticals, Inc. (“Assignor”), a subsidiary of Bristol-Myers Squibb Company, a Delaware corporation (“Seller”), Warner Chilcott Company, Inc., a Puerto Rican corporation (“WCCI”) and LEO Pharma A/S, a Danish entity (“Assignee”).

W I T N E S S E T H

WHEREAS, Seller is engaged in distributing, marketing and selling products under the trademark Dovonex® (the “Product”); and

WHEREAS, Seller and WCCI have entered into an Asset Purchase Agreement for products under the trademark Dovonex® dated as of the 30th day of September, 2005 (the “Asset Purchase Agreement”), pursuant to which Seller is selling or causing to be sold to WCCI, and WCCI is purchasing and acquiring, among other things, certain assets connected with the Product, including right, title, and interest in and to those names and marks in the Territory (as such term is defined in the Asset Purchase Agreement), including the registrations and/or applications set forth on such Schedule I annexed hereto (collectively, the “Trademark”);

WHEREAS, WCCI and Assignee (i) represent and warrant to Seller that (A) they have entered into a Master Agreement dated as of April 1, 2003, as amended (the “Master Agreement”), pursuant to which WCCI has agreed to transfer to Assignee (upon acquisition from Seller), in consideration of the rights granted to WCCI therein, title and interest in the Trademark, and (B) such Master Agreement remains in force and effect and will remain in force and effect through the date of the Closing (as defined in the Asset Purchase Agreement);

WHEREAS, in satisfaction of WCCI’s obligations under the Master Agreement, WCCI and Assignee have requested that Seller cause Assignor to assign its right, title and interest in and to the Trademark to the Assignee, as designee of WCCI, and Seller is willing to do same.

NOW, THEREFORE, in consideration of the foregoing representations and warranties and for good and valuable consideration the sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, set over, and deliver to Assignee all right, title and interest in and to:

(i)	the Trademark;

(ii)	the goodwill of Seller’s and Assignor’s business connected with the use of the Trademark;

(iii)	all rights of enforcement and the right to damages for past infringement, unfair competition or other conflicts relating to the Trademark; and

(iv)	except as limited hereto and by the Asset Purchase Agreement, all other rights, including common law rights, relating to the Trademark in the Territory to the extent such rights exist.

FURTHERMORE, Assignor will, at the expense of Assignee, (i) execute and deliver such further instruments including, without limitation, further instruments of assignment, and (ii) take such further actions as Assignee may reasonably request in order to register this Assignment at the appropriate registries and to demonstrate Assignee’s title to the Trademark or in order to prosecute any of the pending applications included in the Trademark.

FURTHERMORE, for avoidance of doubt, WCCI and Assignee acknowledge and agree that Seller and Assignor make no representations or warranties whatsoever with respect to the Trademark and the other assets and rights described in clauses (ii), (iii) and (iv) above (including any representations and warranties with respect to the existence, validity, enforceability, use or ownership of any such common law rights), except for those representations and warranties expressly set forth in Section 2.07 of the Asset Purchase Agreement.

FURTHERMORE, WCCI shall be and remain solely responsible for any and all consideration due Seller, and for the assumption of liabilities from Seller, under and in accordance with the Asset Purchase Agreement, the Option Agreement and/or the Definitive Agreements, notwithstanding the assignment by Assignor to LEO of the Trademark as herein provided.

This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law, other than Section 5-1401 of the New York General Obligations Law. Each of the Parties hereto hereby irrevocably and unconditionally consents to jurisdiction as set forth in Section 8.12 of the Asset Purchase Agreement. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment of Trademarks for Dovonex® as of the date first written above.

WESTWOOD-SQUIBB PHARMACEUTICALS, INC.

By:	/s/ Tamar D. Howson
Name:	Tamar D. Howson
Title:	Senior Vice President, Corporate Development

WARNER CHILCOTT COMPANY, INC.

By:	/s/ Anthony D. Bruno
Name:	Anthony D. Bruno
Title:	Executive Vice President

LEO PHARMA A/S

By:	/s/ Ernst Lunding
Name:	Enrst Lunding
Title:	President, CEO

SCHEDULE I

U.S. Trademark for Dovonex®

Registration Number – 1799033

Serial Number – 74124643

Registered – October 19, 1993

Registered Owner - Westwood-Squibb Pharmaceuticals, Inc.

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